Exhibit 99.1

WaterBridge Announces Launch of $100,000,000 Offering of Additional 6.500% Senior Notes due 2033

August 13, 2026

HOUSTON—(BUSINESS WIRE)—WaterBridge Infrastructure LLC (NYSE: WBI; NYSE Texas: WBI) (“WaterBridge”) announced today that WBI Operating LLC (the “Issuer”), a subsidiary of WaterBridge, intends, subject to market conditions, to offer $100 million in aggregate principal amount of 6.500% senior notes due 2033 (the “New Notes”) in a private placement to eligible purchasers (the “Offering”).

The New Notes are being offered as additional notes under the indenture, dated as of October 6, 2025 (the “Indenture”), pursuant to which the Issuer previously issued $600 million in aggregate principal amount of 6.500% senior notes due 2033 (the “Existing Notes”). The New Notes will have identical terms as the Existing Notes, other than the issue date and issue price, and will be treated as part of the same series as the Existing Notes for all purposes under the Indenture.

WaterBridge intends to use the net proceeds from the Offering to repay a portion of outstanding borrowings under its revolving credit facility.

The New Notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes will be offered in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to persons outside the United States only pursuant to Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy the New Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the New Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About WaterBridge

WaterBridge is a leading integrated, pure-play water infrastructure company with operations predominantly in the Delaware Basin, the most prolific oil and natural gas basin in North America, with additional assets in the Eagle Ford and Arkoma Basins. WaterBridge operates the largest integrated produced water infrastructure network in the United States, through which it provides water management solutions to oil and natural gas exploration and production companies under long-term contracts, which include gathering, transporting, recycling and handling produced water. Headquartered in Houston, Texas, WaterBridge is a first mover in the water midstream sector and benefits from an experienced and entrepreneurial management team. WaterBridge was formed by Five Point Infrastructure LLC, a private equity firm with a track record of investing in and developing energy, environmental water management and sustainable infrastructure companies within the Permian Basin.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements, as well as assumptions made by, and information currently available to, WaterBridge, and therefore involve risks and uncertainties that are difficult to predict, including risks and uncertainties associated with market conditions as they relate to the Offering and the ability to successfully close the Offering. Forward-looking statements include all statements that are not historical facts. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, WaterBridge does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for WaterBridge to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in WaterBridge’s Annual Report on Form 10-K for the year ended December 31, 2025 and in other reports filed by WaterBridge with the U.S. Securities and Exchange Commission. These risk factors could cause WaterBridge’s actual results to differ materially from those contained in any forward-looking statement.

Contacts

Scott McNeely

Chief Financial Officer

WaterBridge Infrastructure LLC

Contact@h2obridge.com

Mae Herrington

Director, Investor Relations

WaterBridge Infrastructure LLC

ir@h2obridge.com

Media

Daniel Yunger / Nathaniel Shahan

Kekst CNC

daniel.yunger@kekstcnc.com / nathaniel.shahan@kekstcnc.com